As filed with the Securities and Exchange Commission on April 18, 1997
                                             Registration No. 333-
===========================================================================

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                       _________________________

                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                       _________________________

                     ROCK BOTTOM RESTAURANTS, INC.
        (Exact name of registrant as specified in its charter)
                       _________________________

           DELAWARE                               84-1265838
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)              Identification Number)

                     1050 WALNUT STREET, SUITE 402
                       BOULDER, COLORADO  80302
                            (303) 417-4000
               (Address Of principal executive offices)

          ROCK BOTTOM RESTAURANTS, INC. EQUITY INCENTIVE PLAN

                         (Full title of plan)
                       _________________________

                                                WITH COPIES TO:
       WILLIAM S. HOPPE                        PAUL HILTON, ESQ.
 ROCK BOTTOM RESTAURANTS, INC.            DAVIS, GRAHAM & STUBBS LLP
 1050 WALNUT STREET, SUITE 402            370 17TH STREET, SUITE 4700
   BOULDER, COLORADO  80302                 DENVER, COLORADO  80202
         (303)417-4000                          (303) 892-9400
       (Name, address, including zip code, and telephone number,
              including area code, of agent for service)
                       _________________________

                    CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                                 Proposed              Proposed
                                           Amount                Maximum               Maximum
      Title of Securities                   to be             Offering Price           Aggregate      Amount of
        to be Rgistered                 Registered            Per Share<F1>        Offering Price   Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock ($.01 par value). . . .      600,000<F2> shares      $10.50                $6,300,000      $1,909
====================================================================================================================

<F1>           Pursuant to Rule 457(c), the price per share and aggregate offering price are based upon the average of the high and low prices of the Company's Common Stock on April 15, 1997 as reported on the National Association of Securities Dealers, Inc. market system.
<F2>           Represents 200,000 shares added to the Plan by director and stockholder action, 75,768 shares automatically added to the Plan in accordance with the terms of the Plan, and
               324,232 shares which may be added to the Plan in the future by operation of the automatic increase provision of the Plan.

As permitted by Rule 429, the Prospectus that contains the information required pursuant to Section 10(a) of the
Securities Act of 1933, as amended (the "Securities Act"), and that relates to this Registration Statement is a combined Prospectus that also relates to a Registration Statement on Form S-8 (File No. 33-94256), with respect to the registration on July 3, 1995 under the Securities Act of 1,075,000 shares of Common Stock, under the Equity
Incentive Plan and the Nonemployee Directors' Stock Option Plan.

                           INTRODUCTORY NOTE


          Insofar as this Registration Statement relates to the Rock Bottom Restaurants, Inc. Equity Incentive Plan, the contents of Company's Registration Statement on Form S-8 (No. 33-94256), filed by the Registrant on July 3, 1995, are hereby incorporated by reference into this Registration Statement.

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     Rock Bottom Restaurants, Inc., a Delaware corporation (the
"Company"), hereby states that the following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated or deemed to be incorporated in this Registration
Statement by reference as of their date of filing with the Commission:

     (a) The Company's Annual Report on Form 10-K for the year ended December 29, 1996, as amended (File No. 0-24502), filed with the
Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 (No. 33-89040), filed with the Commission on February 1, 1995 pursuant to the Securities Act of 1933, as amended (the "Securities Act").

     (c) All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated by, or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Bylaws and Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provide that the Company shall, to the full extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all directors and officers of the Company. Section 145 of the Delaware General Corporation Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a

manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. The indemnitee is presumed to be entitled to indemnification and the Company has the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually or reasonably incurred.

     Additionally, the Certificate of Incorporation and Bylaws provide for mandatory indemnification of directors to the fullest extent permitted by Delaware law. This provision does not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for liability arising under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law); or (iv) for any transaction from which the director derived an improper personal benefit.

     The foregoing description of certain provisions of the Company's Amended and Restated Certificate of Incorporation and Bylaws is qualified in its entirety by the actual Amended and Restated Certificate of Incorporation of the Company filed as an exhibit to the Registration Statement on Form S-1 (No. 33-79898) and the Bylaws of the Company filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 25, 1994, as amended (File No. 0-24502).

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS

     4.1  Rock Bottom Restaurants, Inc. Equity Incentive Plan.

     5.1 Opinion of Davis, Graham & Stubbs, LLP, as to the legality of the issuance of the Shares.

     23.1 Consent of Davis, Graham & Stubbs, LLP (see Exhibit 5.1).

     23.2 Consent of Arthur Andersen LLP

ITEM 9.   UNDERTAKINGS

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of


the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on this 16th day of April, 1997.

                         ROCK BOTTOM RESTAURANTS, INC.

                         By: /S/ THOMAS A. MOXCEY
                            -------------------------------------
                            Thomas A. Moxcey
                            Chief Executive Officer, President
                            and Chief Operating Officer
                            (Principal Executive Officer)

                           POWER OF ATTORNEY
                           -----------------

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank B. Day, William
S. Hoppe, Thomas A. Moxcey and Theresa Shelton, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to any Registration Statement filed under Rule 462(b) relating hereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          SIGNATURE                TITLE                    DATE
          ---------                -----                    ----


FRANK B. DAY                  Chairman of the Board    April 16, 1997
-------------------------------------
Frank B. Day


THOMAS A. MOXCEY              Chief Executive Officer, President,April 16, 1997
-------------------------------------Chief Operating Officer and Director
Thomas A. Moxcey              (Principal Executive Officer)


WILLIAM S. HOPPE              Chief Financial Officer and ViceApril 16, 1997
-------------------------------------President (Principal Financial Officer)
William S. Hoppe


THERESA D. SHELTON
-------------------------------------Vice President Finance andApril 16, 1997
Theresa D. Shelton            Assistant Secretary (Principal
                              Accounting Officer)

ROBERT D. GREENLEE            Secretary and Director   April 16, 1997
-------------------------------------
Robert D. Greenlee


MARY C. HACKING               Director                 April 16, 1997
-------------------------------------
Mary C. Hacking


GERALD A. HORNBECK            Director                 April 16, 1997
-------------------------------------
Gerald A. Hornbeck


DAVID M. LUX                  Director                 April 16, 1997
-------------------------------------
David M. Lux


ARTHUR WONG                   Director                 April 16, 1997
-------------------------------------
Arthur Wong


DUNCAN COCROFT                Director                 April 16, 1997
-------------------------------------
Duncan Cocroft


                             EXHIBIT INDEX

Exhibit
  No.     Description
------------------------------------------------------------------

4.1       Rock Bottom Restaurants, Inc. Equity
          Incentive Plan.

5.1 Opinion of Davis, Graham & Stubbs LLP, as to the legality of the issuance of the Shares.

23.1      Consent of Davis, Graham & Stubbs LLP (see
          Exhibit 5.1).

23.2      Consent of Arthur Andersen LLP